Exhibit (h)(55)
                     FUND ACCOUNTING SERVICING AGREEMENT

                    (ADDITION OF SELECT MONEY MARKET FUND)




Firstar Mutual Fund Services, LLC
615 E. Michigan Street
Milwaukee, WI 53202

Gentlemen:

          Pursuant to Paragraph 4 of the Fund Accounting Servicing Agreement dated March 23, 1988 that we have entered into with you (by way of assignment from Firstar Trust Company dated October 1, 1998), we are writing to request that you render accounting services under the terms of said agreement with respect to the Select Money Market Fund, an additional portfolio we are establishing. Your compensation for the services provided under said agreement for said additional portfolio shall be determined in accordance with the fee schedule attached hereto. Please sign two copies of this letter where indicated to signify your agreement to provide said services and to the compensation terms set forth on the attached fee schedule.

                                   Sincerely,


Dated:              , 2000         FIRSTAR FUNDS, INC.
      --------------


                                   By:
                                      ------------------------------
                                      Vice President



ACKNOWLEDGED AND AGREED:

FIRSTAR MUTUAL FUND SERVICES, LLC


By:                                     Dated:             , 2000
   -----------------------------              -------------
   Senior Vice President


                       FIRSTAR MUTUAL FUND SERVICES, LLC
                        FUND VALUATION AND ACCOUNTING
                                     FOR
                             FIRSTAR FUNDS, INC.

                           Select Money Market Fund
                           ------------------------



Portfolio Services
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Annual fee schedule for the Select Money Market Fund based on market value of assets.

     $39,000 for first $100,000,000.00
     0.01% on the next $200,000,000.00
     0.005% on the balance.




Out-of-Pocket Expenses:  Charged on the Account.

Fees are billed monthly.